Exhibit 99.1

PRESS RELEASE

AbbVie Reports Second-Quarter 2018 Financial Results

•	Reports Second-Quarter Diluted EPS of $1.26 on a GAAP Basis; Adjusted Diluted EPS of $2.00 Reflects Growth of 40.8 Percent

•	Delivers Second-Quarter Net Revenues of $8.278 Billion on a GAAP Basis; Adjusted Net Revenues of $8.258 Billion Increased 17.1 Percent on an Operational Basis

•	Second-Quarter Global HUMIRA Sales of $5.185 Billion Increased 10.0 Percent on a Reported Basis, or 8.2 Percent on an Operational Basis

•	Second-Quarter Global IMBRUVICA Net Revenues Were $850 Million, an Increase of 35.6 Percent

•	Second-Quarter Global HCV Net Revenues Were $973 Million

•
Makes Significant Advancements Across Hematologic Oncology Portfolio with U.S. Regulatory Approval of VENCLEXTA in Relapsed/Refractory CLL, as well as Regulatory Submissions for VENCLEXTA in Treatment-Naïve AML and IMBRUVICA in Waldenström's Macroglobulinemia

•	Advances Women’s Health and Late-Stage Immunology Pipeline with U.S. Regulatory Approval of ORILISSA (elagolix) in Endometriosis and Regulatory Submission for Risankizumab in Psoriasis

•
Updates 2018 GAAP Diluted EPS Guidance Range to $6.47 to $6.57; Raises 2018 Adjusted Diluted EPS Guidance Range from $7.66 to $7.76 to $7.76 to $7.86, Representing Growth of 39.5 Percent at the Midpoint

NORTH CHICAGO, Ill., July 27, 2018 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2018.

“We are extremely pleased with the strong momentum of our business in the quarter and progress year-to-date. We’ve driven strong commercial, operational and R&D execution, resulting in top- and bottom-line results once again ahead of our expectations,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “This outstanding performance was driven by growth from several assets across our portfolio, including significant contributions from HUMIRA, IMBRUVICA, and MAVYRET. Based on our performance in the first half of the year and the tremendous confidence we have in our business, we are raising our full year 2018 EPS guidance for the third time.”

Second-Quarter Results

•
Worldwide GAAP net revenues were $8.278 billion in the second quarter, up 19.2 percent year-over-year. Worldwide adjusted net revenues of $8.258 billion increased 17.1 percent on an operational basis, excluding a 1.8 percent favorable impact from foreign exchange.

Second-Quarter Results (continued)

•
Global HUMIRA sales increased 10.0 percent on a reported basis, or 8.2 percent operationally, excluding a 1.8 percent favorable impact from foreign exchange. In the U.S., HUMIRA sales grew 10.0 percent in the quarter. Internationally, HUMIRA sales grew 4.4 percent, excluding a 5.4 percent favorable impact from foreign exchange.

•	Second-quarter global IMBRUVICA net revenues were $850 million, with U.S. sales of $693 million and international profit sharing of $157 million for the quarter, reflecting growth of 35.6 percent.

•	Second-quarter global HCV net revenues were $973 million.

•	On a GAAP basis, the gross margin ratio in the second quarter was 76.6 percent. The adjusted gross margin ratio was 80.5 percent.

•	On a GAAP basis, selling, general and administrative expense was 21.3 percent of net revenues. The adjusted SG&A expense was 19.9 percent of net revenues.

•	On a GAAP basis, research and development expense was 16.0 percent of net revenues. The adjusted R&D expense was 15.3 percent, reflecting funding actions supporting all stages of our pipeline.

•	On a GAAP basis, the operating margin in the second quarter was 33.4 percent. The adjusted operating margin was 45.3 percent.

•	On a GAAP basis, net interest expense was $272 million. On a GAAP basis, the tax rate in the quarter was 1.5 percent. The adjusted tax rate was 9.0 percent.

•	Diluted EPS in the second quarter was $1.26 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.00, up 40.8 percent.

Recent Events

•
AbbVie, in cooperation with Neurocrine Biosciences, announced the U.S. Food and Drug Administration (FDA) approved, under Priority Review, ORILISSA (elagolix) for the management of moderate to severe pain associated with endometriosis. ORILISSA represents the first FDA-approved oral treatment for the management of moderate to severe pain associated with endometriosis in over a decade and is expected to be available in U.S. retail pharmacies in early August 2018.

•
At the American College of Obstetricians and Gynecologists (ACOG) Annual Clinical and Scientific Meeting, AbbVie, in cooperation with Neurocrine Biosciences, presented new data highlighting the company’s research in endometriosis and uterine fibroids. Presentations for elagolix included long-term safety and efficacy data from two extension Phase 3 studies, as well as new data highlighting rescue analgesic use, fatigue scores, and pain burden from pivotal Phase 3 studies of elagolix in women with moderate to severe pain associated with endometriosis. New data from a Phase 2b study highlighting the impact of elagolix on productivity in women with uterine fibroids was also presented.

Recent Events (continued)

•
AbbVie announced FDA approval, under Priority Review, of VENCLEXTA in combination with rituximab as a treatment for patients with chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL), with or without 17p deletion, who have received at least one prior therapy. The approval is based on data from the Phase 3 MURANO trial, which demonstrated a significant improvement in progression-free survival (PFS) for relapsed/refractory (R/R) CLL patients, reducing the risk of disease progression or death by 81 percent when compared to bendamustine in combination with rituximab, a standard of care chemoimmunotherapy regimen. The FDA also approved expansion of the indication of VENCLEXTA as monotherapy for CLL or SLL patients, with or without 17p deletion, who have received one prior therapy. Outside of the U.S., regulatory submissions to and reviews with health authorities are underway. VENCLEXTA is being developed by AbbVie and Roche; it is jointly commercialized by AbbVie and Genentech, a member of the Roche Group, in the U.S. and by AbbVie outside of the U.S.

•
AbbVie announced submission of a supplemental new drug application (sNDA) to the FDA for VENCLEXTA in combination with a hypomethylating agent (HMA) or in combination with low dose cytarabine (LDAC) for the treatment of newly diagnosed patients with acute myeloid leukemia (AML) who are ineligible for intensive chemotherapy. VENCLEXTA has received two Breakthrough Therapy Designations from the FDA for combination treatments of patients with untreated AML not eligible for standard induction chemotherapy.

•
At the European Hematology Association (EHA) Annual Congress, AbbVie presented new data from several investigational studies of VENCLEXTA as monotherapy or in combination for the management of a number of difficult-to-treat blood cancers. Multiple studies investigating VENCLEXTA in CLL, AML, multiple myeloma (MM), and acute lymphoblastic leukemia (ALL) were presented, including results from a new analysis of undetectable minimal residual disease (uMRD) rates from the Phase 3 MURANO trial of VENCLEXTA in combination with rituximab in patients with R/R CLL.

•
At the Annual Meeting of the American Society of Clinical Oncology (ASCO), AbbVie presented data from studies evaluating IMBRUVICA (ibrutinib) and VENCLEXTA across multiple hematologic malignancies, including positive data from the Phase 2 CAPTIVATE study evaluating IMBRUVICA in combination with VENCLEXTA in previously-untreated CLL/SLL patients. Also featured at ASCO were data from late-stage investigational products, including rovalpituzumab tesirine (Rova-T), depatuxizumab mafodotin (Depatux-M) and veliparib, as well as data from early-stage investigational compounds, including ABBV-075 (Mivebresib) and ABT-165.

•
AbbVie announced the FDA has accepted for Priority Review a supplemental NDA for IMBRUVICA in combination with rituximab as a new treatment option for Waldenström's macroglobulinemia (WM), a rare and incurable form of blood cancer. The filing is based on data from the Phase 3 iNNOVATE study, which demonstrated a significant improvement in progression-free survival (PFS) with IMBRUVICA plus rituximab compared to rituximab alone. Patients taking IMBRUVICA plus rituximab also experienced an 80 percent reduction in relative risk of disease progression or death than those only treated with rituximab. If approved, the sNDA would expand the prescribing information of IMBRUVICA in WM beyond its current approved use as a single agent for all lines of therapy to include combination use with rituximab. Data from the Phase 3 iNNOVATE study was featured as an oral presentation at ASCO. IMBRUVICA is jointly developed and commercialized with Janssen Biotech, Inc.

•
AbbVie announced positive top-line results from the Phase 3 iLLUMINATE trial, which evaluated IMBRUVICA in combination with obinutuzumab in previously untreated CLL/SLL patients. The study met its primary endpoint for a clinically and statistically significant difference in PFS for patients treated with IMBRUVICA plus obinutuzumab versus those who received chlorambucil plus obinutuzumab. Regulatory submissions to health authorities are planned for the second half of 2018 based on iLLUMINATE results for this chemotherapy-free CD20 combination in first-line CLL.

Recent Events (continued)

•
AbbVie announced topline results from the Phase 3 PHOENIX trial (DBL3001) evaluating the investigational use of IMBRUVICA in the treatment of newly diagnosed non-Germinal Center B-cell (non-GCB) subtype of diffuse large B-cell lymphoma (DLBCL). The DBL3001 study evaluated the addition of IMBRUVICA to a chemotherapy regimen consisting of five different agents used in combination - rituximab, cyclophosphamide, doxorubicin, vincristine, and prednisone (R-CHOP) - versus R-CHOP plus placebo. The DBL3001 study targeted a subtype of DLBCL disease that typically has poorer treatment outcomes. At the conclusion of the study, data collected found that IMBRUVICA plus R-CHOP, was not superior to R-CHOP alone, and that the study did not meet its primary endpoint of improving event-free survival (EFS) in the targeted patient population. Full results from this study will be submitted for presentation at a future medical meeting.

•
AbbVie announced positive top-line results from the Phase 3 SELECT-EARLY trial, which evaluated the company's investigational oral JAK1-selective inhibitor, upadacitinib, as a monotherapy treatment compared to methotrexate (MTX) monotherapy in adult patients with moderate to severe rheumatoid arthritis (RA) who were MTX-naïve. The results showed that both once-daily doses of upadacitinib monotherapy (15mg and 30mg) met the primary endpoints of ACR50 at week 12 and clinical remission at week 24 versus MTX monotherapy. Additionally, all ranked secondary endpoints were met with both doses. Both doses of upadacitinib monotherapy also significantly inhibited radiographic progression (mTSS) from baseline at week 24 compared to MTX. The safety profile of upadacitinib was consistent with previously reported Phase 3 SELECT trials and Phase 2 studies, with no new safety signals detected. The company expects to submit regulatory applications in the fourth quarter of 2018.

•
AbbVie presented new patient-reported outcome data at the Annual European Congress of Rheumatology (EULAR) from three Phase 3 trials evaluating upadacitinib in adult patients with moderate to severe RA. New data highlighted improvements in pain, physical function and morning joint stiffness after 12 weeks of treatment with upadacitinib (15 mg and 30 mg, once-daily) in SELECT-NEXT and SELECT-BEYOND and after 14 weeks of treatment in SELECT-MONOTHERAPY. Additionally, improvements were reported in fatigue and work instability in SELECT-NEXT and patients' physical component of health-related quality of life in SELECT-NEXT and SELECT-BEYOND at 12 weeks. In SELECT-MONOTHERAPY, upadacitinib monotherapy demonstrated improvements in patients' physical function and health-related quality of life, as well as reductions in the duration of morning joint stiffness compared to patients receiving methotrexate.

•
AbbVie submitted a Biologics License Application (BLA) to the FDA and a marketing authorization application (MAA) to the European Medicines Agency (EMA) for risankizumab for the treatment of patients with moderate to severe plaque psoriasis. The BLA and MAA are supported by data from the global risankizumab Phase 3 psoriasis program evaluating more than 2,000 patients with moderate to severe plaque psoriasis across four pivotal Phase 3 studies: ultIMMa-1, ultIMMa-2, IMMhance and IMMvent. Risankizumab is being developed in collaboration with Boehringer Ingelheim.

•
AbbVie announced a collaboration with Calibr, a nonprofit drug discovery division of Scripps Research, to develop T-cell therapies aimed primarily at cancer. Calibr's novel cell therapy program is designed to enhance safety, versatility and efficacy through a proprietary modular "switchable" CAR-T cell that uses antibody-based switch molecules to control the activation and antigen specificity of CAR-T cells. Calibr's proprietary technology may enable the development of universal CAR-T-based treatments across several types of hematological and solid tumor indications. This collaboration broadens AbbVie's oncology research to access advanced precision medicine technology to expand the development of potentially life-changing treatments for patients with cancer.

Recent Events (continued)

•
AbbVie announced an extension of its collaboration with Calico, an Alphabet-backed life sciences company, to discover, develop and bring to market new therapies for patients with age-related diseases, including neurodegeneration and cancer. Working together with AbbVie, Calico is pursuing discovery-stage research and development. AbbVie provides scientific and clinical development support and will lend its commercial expertise to lead future development and commercialization activities. Since 2014, the collaboration between the two companies has produced more than two dozen early-stage programs addressing disease states across oncology and neuroscience and has yielded new insights into the biology of aging.

•
AbbVie announced patent license agreements with Mylan over its proposed biosimilar adalimumab product. Under the terms of the agreements, AbbVie will grant Mylan a non-exclusive license on specified dates to AbbVie’s intellectual property relating to HUMIRA in the United States and in various other countries around the world in which AbbVie has intellectual property, excluding Europe. Mylan’s U.S. license will begin on July 31, 2023. Mylan will pay royalties to AbbVie for licensing its HUMIRA patents once its biosimilar product is launched.

•
AbbVie made charitable contributions totaling $120 million in the second quarter. These donations are part of AbbVie’s plan to make an additional $350 million in charitable contributions to U.S. not-for-profit organizations in 2018. The contributions will provide AbbVie with the opportunity to support charities creating long-term impact in communities in need, including Puerto Rico, North Chicago and cities across America.

Full-Year 2018 Outlook

AbbVie is updating its GAAP diluted EPS guidance for the full-year 2018 to $6.47 to $6.57. AbbVie is raising its adjusted EPS guidance range for the full-year 2018 from $7.66 to $7.76 to $7.76 to $7.86. The midpoint of this guidance reflects year-over-year growth of 39.5 percent. The company’s 2018 adjusted diluted EPS guidance excludes $1.29 per share of intangible asset amortization expense, changes in the fair value of contingent consideration, a one-time net tax benefit related to the timing of the phase in of provisions of the U.S. tax reform legislation on certain subsidiaries, and other specified items.

AbbVie’s adjusted EPS guidance range reflects an effective tax rate approaching 9 percent in 2018. In 2018, AbbVie will experience a one-time net tax benefit related to the timing of the phase in of provisions of the new legislation on certain subsidiaries. This benefit has been excluded from the adjusted EPS guidance, and included in the GAAP guidance range.

AbbVie continues to anticipate the company’s adjusted effective tax rate to increase to 13 percent over the next five years as a result of increased domestic income and investment.

About AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2018 and 2017 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2018 financial guidance is also being provided on both a reported and a non-GAAP basis.

Prior Period Reclassifications

Certain reclassifications were made to conform the prior period financial results to the current period presentation.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2017 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (SEC). AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
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AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2018
(Unaudited)

				% Change vs. 2Q17
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES[a]	$5,449	$2,809	$8,258	17.3%	16.9%	22.2%	17.1%	18.9%
Humira	3,521	1,664	5,185	10.0	4.4	9.8	8.2	10.0
Imbruvica[b]	693	157	850	31.1	59.5	59.5	35.6	35.6
HCV	422	551	973	>100.0	>100.0	>100.0	>100.0	>100.0
Creon	219	—	219	11.4	n/a	n/a	11.4	11.4
Lupron	180	43	223	4.3	11.0	13.2	5.5	5.9
Synthroid	193	—	193	0.1	n/a	n/a	0.1	0.1
Synagis	—	44	44	n/a	13.2	10.1	13.2	10.1
AndroGel	128	—	128	(16.8)	n/a	n/a	(16.8)	(16.8)
Duodopa	20	88	108	41.6	21.5	31.0	25.1	32.9
Sevoflurane	19	94	113	(2.0)	9.0	10.8	6.9	8.4
Kaletra	13	78	91	(29.7)	(16.7)	(15.3)	(19.0)	(17.8)
Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.
n/a = not applicable

[a]
Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

[b]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2018
(Unaudited)

				% Change vs. 6M17
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES[a]	$10,239	$5,953	$16,192	17.7%	16.7%	24.4%	17.4%	20.1%
Humira	6,524	3,370	9,894	10.6	6.7	14.7	9.3	12.0
Imbruvica[b]	1,317	295	1,612	33.7	53.5	53.5	36.9	36.9
HCV	765	1,127	1,892	>100.0	>100.0	>100.0	>100.0	>100.0
Creon	428	—	428	12.1	n/a	n/a	12.1	12.1
Lupron	357	85	442	9.2	6.6	10.4	8.8	9.5
Synthroid	375	—	375	(2.6)	n/a	n/a	(2.6)	(2.6)
Synagis	—	365	365	n/a	1.9	7.3	1.9	7.3
AndroGel	258	—	258	(11.1)	n/a	n/a	(11.1)	(11.1)
Duodopa	38	173	211	36.4	17.5	29.7	20.8	30.9
Sevoflurane	36	183	219	(2.8)	1.6	5.1	0.9	3.7
Kaletra	26	138	164	(29.5)	(28.9)	(26.6)	(29.0)	(27.1)
Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.
n/a = not applicable

[a]
Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

[b]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Consolidated Statements of Earnings
Quarter and Six Months Ended June 30, 2018 and 2017
(Unaudited) (In millions, except per share data)

	Second Quarter Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Net revenues	$8,278	$6,944	$16,212	$13,482
Cost of products sold	1,934	1,529	3,861	3,145
Selling, general and administrative	1,760	1,509	3,551	2,882
Research and development	1,322	1,229	2,566	2,371
Acquired in-process research and development	—	15	69	15
Other expense	500	—	500	—
Total operating cost and expenses	5,516	4,282	10,547	8,413

Operating earnings	2,762	2,662	5,665	5,069

Interest expense, net	272	253	523	500
Net foreign exchange loss	8	6	16	19
Other expense, net	470	50	317	111
Earnings before income tax expense	2,012	2,353	4,809	4,439
Income tax expense	29	438	43	813
Net earnings	$1,983	$1,915	$4,766	$3,626

Diluted earnings per share	$1.26	$1.19	$2.99	$2.25

Adjusted diluted earnings per share[a]	$2.00	$1.42	$3.87	$2.70

Weighted-average diluted shares outstanding	1,572	1,600	1,584	1,602

[a]	Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2018
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q18
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,012	$1,983	$1.26
Adjusted for specified items:
Intangible asset amortization	324	266	0.17
Milestones and other R&D expenses	55	55	0.03
Calico collaboration	500	500	0.32
Charitable contributions	120	93	0.06
Change in fair value of contingent consideration	485	485	0.30
Impacts of U.S. tax reform	—	(202)	(0.13)
Other	(20)	(15)	(0.01)
As adjusted (non-GAAP)	$3,476	$3,165	$2.00
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Impacts of U.S. tax reform reflects a net tax benefit related to the timing of the new legislation's phase in on certain subsidiaries. Other primarily includes milestone revenue under a previously announced collaboration.

2. The impact of the specified items by line item was as follows:

	2Q18
	Net revenues	Cost of products sold	SG&A	R&D	Other operating expense	Other expense, net
As reported (GAAP)	$8,278	$1,934	$1,760	$1,322	$500	$470
Adjusted for specified items:
Intangible asset amortization	—	(324)	—	—	—	—
Milestones and other R&D expenses	—	—	—	(55)	—	—
Calico collaboration	—	—	—	—	(500)	—
Charitable contributions	—	—	(120)	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	(485)
Other	(20)	(3)	3	—	—	—
As adjusted (non-GAAP)	$8,258	$1,607	$1,643	$1,267	$—	$(15)

3. The adjusted tax rate for the second quarter of 2018 was 9.0 percent, as detailed below:

	2Q18
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$2,012	$29	1.5%
Specified items	1,464	282	19.3%
As adjusted (non-GAAP)	$3,476	$311	9.0%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2017
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q17
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,353	$1,915	$1.19
Adjusted for specified items:
Intangible asset amortization	269	202	0.12
Milestones and other R&D expenses	8	8	0.01
Acquired IPR&D	15	15	0.01
Acquisition related costs	35	24	0.01
Change in fair value of contingent consideration	61	61	0.04
Litigation reserves	93	62	0.04
Other	3	2	—
As adjusted (non-GAAP)	$2,837	$2,289	$1.42
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Acquisition related costs primarily includes the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other includes restructuring charges associated with streamlining global operations.

2. The impact of the specified items by line item was as follows:

	2Q17
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other expense, net
As reported (GAAP)	$1,529	$1,509	$1,229	$15	$50
Adjusted for specified items:
Intangible asset amortization	(269)	—	—	—	—
Milestones and other R&D expenses	—	—	(8)	—	—
Acquired IPR&D	—	—	—	(15)	—
Acquisition related costs	(26)	(5)	(3)	—	(1)
Change in fair value of contingent consideration	—	—	—	—	(61)
Litigation reserves	—	(93)	—	—	—
Other	(2)	(1)	—	—	—
As adjusted (non-GAAP)	$1,232	$1,410	$1,218	$—	$(12)

3. The adjusted tax rate for the second quarter of 2017 was 19.3 percent, as detailed below:

	2Q17
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$2,353	$438	18.6%
Specified items	484	110	22.7%
As adjusted (non-GAAP)	$2,837	$548	19.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2018
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M18
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$4,809	$4,766	$2.99
Adjusted for specified items:
Intangible asset amortization	654	538	0.34
Milestones and other R&D expenses	87	87	0.05
Acquired IPR&D	69	69	0.04
Calico collaboration	500	500	0.32
Charitable contributions	120	93	0.06
Change in fair value of contingent consideration	337	337	0.21
Litigation reserves	118	100	0.06
Impacts of U.S. tax reform	—	(357)	(0.22)
Other	31	32	0.02
As adjusted (non-GAAP)	$6,725	$6,165	$3.87

Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Impacts of U.S. tax reform reflects a net tax benefit related to the timing of the new legislation's phase in on certain subsidiaries. Other primarily includes milestone revenue under a previously announced collaboration and restructuring charges associated with streamlining global operations.

2. The impact of the specified items by line item was as follows:

	6M18
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other operating expense	Other expense, net
As reported (GAAP)	$16,212	$3,861	$3,551	$2,566	$69	$500	$317
Adjusted for specified items:
Intangible asset amortization	—	(654)	—	—	—	—	—
Milestones and other R&D expenses	—	—	—	(87)	—	—	—
Acquired IPR&D	—	—	—	—	(69)	—	—
Calico collaboration	—	—	—	—	—	(500)	—
Charitable contributions	—	—	(120)	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(337)
Litigation reserves	—	—	(118)	—	—	—	—
Other	(20)	(28)	—	(23)	—	—	—
As adjusted (non-GAAP)	$16,192	$3,179	$3,313	$2,456	$—	$—	$(20)

3. The adjusted tax rate for the first six months of 2018 was 8.3 percent, as detailed below:

	6M18
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$4,809	$43	0.9%
Specified items	1,916	517	27.0%
As adjusted (non-GAAP)	$6,725	$560	8.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2017
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M17
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$4,439	$3,626	$2.25
Adjusted for specified items:
Intangible asset amortization	540	405	0.25
Milestones and other R&D expenses	36	36	0.02
Acquired IPR&D	15	15	0.01
Acquisition related costs	73	49	0.03
Change in fair value of contingent consideration	146	145	0.09
Litigation reserves	93	62	0.04
Other	13	11	0.01
As adjusted (non-GAAP)	$5,355	$4,349	$2.70
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Acquisition related costs primarily includes the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other primarily includes restructuring charges associated with streamlining global operations.

2. The impact of the specified items by line item was as follows:

	6M17
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other expense, net
As reported (GAAP)	$3,145	$2,882	$2,371	$15	$111
Adjusted for specified items:
Intangible asset amortization	(540)	—	—	—	—
Milestones and other R&D expenses	—	—	(36)	—	—
Acquired IPR&D	—	—	—	(15)	—
Acquisition related costs	(52)	(14)	(5)	—	(2)
Change in fair value of contingent consideration	—	—	—	—	(146)
Litigation reserves	—	(93)	—	—	—
Other	(8)	(5)	—	—	—
As adjusted (non-GAAP)	$2,545	$2,770	$2,330	$—	$(37)

3. The adjusted tax rate for the first six months of 2017 was 18.8 percent, as detailed below:

	6M17
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$4,439	$813	18.3%
Specified items	916	193	21.0%
As adjusted (non-GAAP)	$5,355	$1,006	18.8%